Exhibit 4


                        STOCK PURCHASE AND SALE AGREEMENT


                                     BETWEEN

                            INTEGRAMED AMERICA, INC.

                                       AND

                    MORGAN STANLEY VENTURE PARTNERS III, L.P.

                   MORGAN STANLEY VENTURE INVESTORS III, L.P.

           THE MORGAN STANLEY VENTURE PARTNERS ENTREPRENEUR FUND, L.P.

         THIS AGREEMENT is made and entered into this 26th day of January, 2001, by and between Morgan Stanley Venture Partners III, L.P. ("MSVP III Fund"), Morgan Stanley Venture Investors III, L.P. ("Employee Fund") and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. ("Entrepreneur Fund")(MSVP III Fund, Employee Fund and Entrepreneur Fund are collectively referred to herein as the "Funds") and IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 (the "Company").

         WHEREAS, MSVP III Fund is the record owner and holder of 709,929 shares of common stock, $.01 par value, of the Company (the "Common Stock"), Employee Fund is the record owner and holder of 68,163 shares of Common Stock, and Entrepreneur Fund is the record owner and holder of 30,730 shares of Common Stock, and such Funds own and hold, in the aggregate, 808,822 shares of Common Stock (collectively, the "Shares");

         WHEREAS, MSVP III Fund is the record owner and holder of a warrant to acquire 52,664 shares of Common Stock, Employee Fund is the record owner and holder of a warrant to acquire 5,057 shares of Common Stock and Entrepreneur Fund is the record owner and holder of a warrant to acquire 2,279 shares of Common Stock, and such Funds own and hold, in the aggregate, warrants to acquire 60,000 shares of Common Stock (collectively, the "Warrants");

         Whereas, none of the Warrants has been exercised by the Funds; and

         WHEREAS, the Funds desire to sell the Shares and Warrants to the Company and the Company desires to purchase the Shares and Warrants from the Funds, upon the terms and subject to the conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Shares and Warrants, it is hereby agreed as follows:

1. PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, concurrently with the execution of this Agreement, the Funds shall sell, convey and transfer the Shares and the original unexercised Warrants to the Company and deliver to the Company certificates representing the Shares and Warrants, and the Company shall purchase from the Funds the Shares and Warrants in consideration of the Purchase Price set forth in this Agreement. The certificates representing the Shares shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and necessary transfer tax stamps or funds therefor. The Warrants shall be delivered to the Company unexercised. The closing of the transactions contemplated by this Agreement ("Closing"), shall be held simultaneously with the execution of this Agreement.

2. AMOUNT AND PAYMENT OF PURCHASE PRICE. The Purchase Price and method of payment thereof are fully set out in Exhibit A attached hereto.

3. REPRESENTATIONS AND WARRANTIES OF THE FUNDS. Each of MSVP III Fund, Employee Fund and Entrepreneur Fund, jointly and severally, represents, warrants and agrees that, the following representations and warranties are, as of the date hereof, true and correct:

         3.1 ORGANIZATION AND STANDING. Each of MSVP III Fund, Employee Fund and Entrepreneur Fund is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2 POWER AND AUTHORITY. Each of MSVP III Fund, Employee Fund and Entrepreneur Fund has the power and authority to execute and deliver this Agreement and to carry on its business as it is now being conducted.

         3.3      RESTRICTIONS ON THE SHARES AND WARRANTS.

             i. Neither MSVP III Fund, Employee Fund nor Entrepreneur Fund is a party to any agreement, written or oral, creating any right in respect of the Shares or the Warrants in any person or relating to the voting of the Shares.

           ii. Each of MSVP III Fund, Employee Fund and Entrepreneur Fund is the record, beneficial and lawful owner of the Shares and Warrants set forth opposite such Fund's name on Exhibit A, free and clear of all security interests, liens, encumbrances, equities and other charges.

           iii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character to, the Shares or the Warrants, nor are there any securities convertible into the Shares.

         3.4      KNOWLEDGE OF THE FUNDS

         i. The sale to the Company of the Shares and Warrants is a free, voluntary act of each Fund. Each Fund has had an opportunity to have any and all questions relating to the Company answered by the Company to its satisfaction prior to execution of this Agreement. Each Fund acknowledges that it has not received the final audited financial reports and other results relating to the Company for the year ended December 31, 2000 (the "Year End Reports").

         ii. Each Fund is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

4. Representations and Warranties of the Company. None of the information supplied by the Company to the Funds or M. Fazle Husain contained any untrue statement of a material fact or omitted to state any material fact required or necessary to be stated in order to make the statements, in light of the circumstances in which they were made, not misleading.

5.  REPRESENTATIONS AND WARRANTIES OF THE FUNDS AND THE COMPANY.

         Each Fund and the Company hereby represent and warrant that there has been no act or omission by the Funds or the Company which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

6.  GENERAL PROVISIONS.

         6.1 ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         6.2 SECTIONS AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         6.3 GOVERNING LAW. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regards to the conflict of law rules of such state.

         6.4      MISCELLANEOUS.

         i. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

         ii. The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and remain in full force and effect, notwithstanding any investigation at any time made by or on behalf of the parties.

         iii. This Agreement may be signed in any number of counterparts, each of which together shall constitute one and the same instrument.

         6.5 RESIGNATION OF M. FAZLE HUSAIN. Contemporaneous with the completion of the transaction provided for herein, M. Fazle Husain will provide Claude E. White, Secretary of the Company, with a written resignation as a member of the Board of Directors of the Company.













                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

                                  IntegraMed America, Inc.

                                  By: /s/ John W. Hlywak, Jr.
                                      ------------------------
                                  Name:  John W. Hlywak, Jr.
                                  Title: Sr. Vice   President and  Chief
                                         Financial Officer


                                  Morgan Stanley Venture Partners III, L.P.

                                  By:  Morgan Stanley Venture Partners III,
                                  L.L.C., its General Partner

                                  By:  Morgan Stanley Venture Capital  III,
                                  Inc., its Institutional Managing Member

                                  By: /s/ Debra Abramovitz
                                      -----------------------
                                  Name: Debra Abramovitz
                                  Title:  Vice President and Treasurer


                                  Morgan Stanley Venture Investors III, L.P.

                                  By:  Morgan Stanley Venture Partners III,
                                  L.L.C., its General Partner

                                  By:  Morgan Stanley Venture Capital  III,
                                  Inc., its Institutional Managing Member

                                  By: /s/ Debra Abramovitz
                                      ---------------------
                                  Name: Debra Abramovitz
                                  Title: Vice President and Treasurer

                                  The   Morgan Stanley Venture Partners
                                  Entrepreneur Fund, L.P.

                                  By:  Morgan Stanley Venture Partners III,
                                  L.L.C., its General Partner

                                  By:  Morgan Stanley Venture Capital III,
                                  Inc., its Institutional Managing Member

                                  By: /s/ Debra Abramovitz
                                      ---------------------
                                  Name: Debra Abramovitz
                                  Title:  Vice President and Treasurer

                                                                       EXHIBIT A

                      AMOUNT AND PAYMENT OF PURCHASE PRICE

CONSIDERATION.

For the purchase and sale of the Shares and Warrants, pursuant to this Agreement, the Company shall pay the Funds an aggregate of $2,000,000.00 (the "Purchase Price").

PAYMENT

         The Purchase Price shall be paid by federal wire transfer, in immediately available funds, to accounts, allocated as above, specified in writing to the Company prior to the Closing Date.